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                                                                   EXHIBIT 10.15


                FORM OF SECOND AMENDMENT TO AMENDED AND RESTATED
                               SEVERANCE AGREEMENT
                             (NON-EMPLOYEE DIRECTOR)

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED SEVERANCE AGREEMENT ("Amendment") is dated as of July ____, 2001 between FRANKLIN BANK, NATIONAL ASSOCIATION ("Franklin") and _______________________ (the "Director").

         WHEREAS, Franklin and Director, a non-employee member of the Board of Directors of Franklin, entered into that certain Amended and Restated Severance Agreement made as of the 21st day of November, 1995 as amended by an Amendment to Amended and Restated Severance Agreement dated May ___, 2001 and effective as of July 18, 2000 (as amended, the "Severance Agreement") pursuant to which the Director is entitled to certain severance benefits if, within three (3) years of a "Change in Control" (as defined in the Severance Agreement) of Franklin, the Director is no longer a director of Franklin due to reasons enumerated in
Section 3A of the Severance Agreement;

         WHEREAS, Franklin believes the current structure of the Severance Agreement may have the unintended effect of compelling directors who are entitled to resign for Good Reason, to resign because they would otherwise risk forfeiture of their severance benefits if they die or suffer a Disability while continuing to serve as directors;

         WHEREAS, Franklin believes it is in the best interests of Franklin and its shareholders to encourage directors who are entitled to resign for Good Reason to continue as directors following a Change in Control so that Franklin can continue to receive the benefit of their stewardship, experience and knowledge.

         WHEREAS, the parties hereto wish to amend the Severance Agreement to provide that if the Director continues to serve as a director as aforesaid, he should be entitled to collect the severance benefits provided in the Severance Agreement upon his death or Disability if, at such time, he would have been entitled to resign for Good Reason and such resignation would have occurred within three (3) years of a Change in Control.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree to amend the Severance Agreement as follows:

         1.       The following new Section 3I is hereby added to the Severance
Agreement:

                           "I. Death or Disability. Notwithstanding anything to
                  the contrary in this Agreement (including, but not limited to, the first parenthetical in Sections 3A and 4 and Sections 3B and 3C), if at the time of Director's death or Disability, the Director would have been entitled to resign as a director of Franklin for Good Reason, then such Director shall automatically be deemed to have resigned for Good Reason as a director of Franklin as of the date of death or Disability and if such resignation occurs upon or within three (3) years following a Change in Control, the Director shall receive the benefits provided in Section 4 below."

         2. Ratification. Except as specifically modified herein, the Severance Agreement remains in full force and effect in all respects and remains binding upon both Franklin and the Director.


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         3.       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                 FRANKLIN BANK, NATIONAL ASSOCIATION

                                 By:
                                    --------------------------------------
                                    Name:  David Shelp
                                    Its:   President


                                 DIRECTOR

                                 By:
                                    --------------------------------------
                                    Name: